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                                                                      EXHIBIT 23










                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13869) pertaining to the Lincoln Plant Share Purchase and Investment Plan and Trust of our report dated June 11, 1999, with respect to the financial statements and schedules of the Lincoln Plant Share Purchase and Investment Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


/s/ Ernst & Young LLP
Cleveland, Ohio
June 23, 1999

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